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                                                                   EXHIBIT 23.01


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated February 8, 2002, incorporated by reference in this Form 10-K, into Southwest Gas Corporation's previously filed registration statements on Form S-3 (File Nos. 333-52224 and 333-74520), Form S-8 (File No. 333-35556),
and Form S-3 (File No. 333-35558).


ARTHUR ANDERSEN LLP

Las Vegas, Nevada
March 22, 2002